UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2024

REPAY HOLDINGS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38531	98-1496050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 West Paces Ferry Road Suite 200
Atlanta, Georgia		30305
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 404 504-7472

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RPAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2024, Repay Holdings Corporation (the “Company”) held its annual meeting of the stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved the Repay Holdings Corporation Omnibus Incentive Plan (the “Second Amended and Restated Plan”). The Second Amended and Restated Plan had previously been approved by the Board on April 19, 2024, subject to stockholder approval.The purpose of the Second Amended and Restated Plan is to: (i) increase the number of shares that may be granted as awards by 8,400,000; (ii) extend the term of the Second Amended and Restated Plan to April 19, 2034; and (iii) make other updates as described further in the Second Amended and Restated Plan. A total of 22,226,728 shares of the Company’s Class A common stock are available for issuance under the Second Amended and Restated Plan.

More detailed descriptions of the material terms of the Second Amended and Restated Plan are included in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 19, 2024 (the “Proxy Statement”) under the heading “Proposal Three: Approval of the Amendment and Restatement of the Company’s Omnibus Incentive Plan.” The foregoing summary description of the Second Amended and Restated Plan is qualified in its entirety by reference to the actual terms of such plan, which is incorporated herein by reference as Exhibit 10.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Proxies for the Annual Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition of the Board’s solicitation. At the Annual Meeting, the Company’s stockholders considered six proposals disclosed in the Company’s Proxy Statement. The final voting results were as follows:

Proposal 1: Election of Directors for Terms Expiring at the 2025 Annual Meeting of Stockholders.

	Shares Voted For	Shares Withheld	Broker Non-Votes
Shaler Alias	74,186,605	2,255,740	13,698,771
Paul R. Garcia	76,195,008	247,337	13,698,771
Maryann Goebel	74,788,624	1,653,721	13,698,771
Robert H. Hartheimer	74,204,272	2,238,073	13,698,771
William Jacobs	73,227,226	3,215,119	13,698,771
Peter J. Kight	68,205,997	7,628,884	14,306,235
John Morris	76,211,261	231,084	13,698,771
Emnet Rios	74,625,727	1,816,618	13,698,771
Richard E. Thornburgh	72,042,104	4,400,241	13,698,771

As a result, each nominee was elected to serve as a director for a term expiring at the 2025 annual meeting of stockholders.

Proposal 2: Advisory Vote on Executive Compensation.

Shares Voted For	Shares Voted Against	Abstained	Broker Non-Votes
73,703,694	2,498,755	239,895	13,698,772

As a result, the Company’s stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

Proposal 3: Approval and Adoption of an Amendment and Restatement of the Omnibus Incentive Plan.

Shares Voted For	Shares Voted Against	Abstained	Broker Non-Votes
71,386,796	5,011,830	43,718	13,698,772

As a result, the Company’s stockholders approved and adopted the Second Amended and Restated Omnibus Incentive Plan.

Proposal 4: Ratification of the Audit Committee’s Appointment of Grant Thornton, LLP as the Independent Registered Public Accountant.

Shares Voted For	Shares Voted Against	Abstained
89,798,890	330,097	12,129

As a result, the Company’s stockholders ratified the selection of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1

Second Amended and Restated Repay Holdings Corporation Omnibus Incentive Plan (as Amended and Restated Effective as of May 30, 2024) (incorporated by reference to Annex A to the Company's proxy statement (File No. 001-38531), filed with the SEC on April 19, 2024)

104	Cover page (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repay Holdings Corporation

Date:	June 3, 2024	By:	/s/ Tyler B. Dempsey
Tyler B. Dempsey General Counsel and Corporate Secretary